Exhibit 99.1

Date: August 5, 2015

Spectra Energy Partners Reports Second Quarter 2015 Results

Second Quarter Highlights

•	Distributable cash flow of $321 million, up 34% over prior year quarter

•	Continued earnings growth from existing assets and new expansions

•	31st consecutive quarterly cash distribution increase

•	Project execution backlog of $6 billion on track – backed by secured, long-term contracts

HOUSTON – Spectra Energy Partners, LP (NYSE: SEP) today reported second quarter 2015 distributable cash flow (DCF) of $321 million, compared with $239 million in the prior-year quarter. Distributions per limited partner unit for second quarter 2015 were $0.61375, compared with $0.56625 per limited partner unit in second quarter 2014.

“Spectra Energy Partners continues to perform ahead of expectations for the year, with DCF up 34% over the prior year quarter. Our business model, with virtually no volume or commodity exposure, continues to differentiate us among energy MLPs and gives us strength and resilience in varied market conditions,” said Greg Ebel, chief executive officer, Spectra Energy Partners. “In addition, as a result of the continued demand for pipeline infrastructure, we have $6 billion in our project execution backlog – real projects secured by long-term customer agreements. Our significant backlog of projects in execution, combined with the ongoing development of additional opportunities, provides us a clear path for EBITDA and distribution growth through 2020.”

For the quarter, earnings before interest, taxes, depreciation and amortization (EBITDA) were $456 million, compared with $353 million in the prior-year quarter.

Net income from controlling interests was $307 million for second quarter 2015, compared with $215 million in second quarter 2014.

SEGMENT RESULTS

U. S. Transmission

U.S. Transmission reported second quarter 2015 EBITDA of $396 million, compared with $320 million in second quarter 2014.

Quarterly EBITDA results reflect increased earnings mainly from expansions placed into service: TEAM 2014, TEAM South, and Kingsport.

Liquids

Liquids reported second quarter 2015 EBITDA of $78 million, compared with $51 million in second quarter 2014. The increase is attributable mainly to higher transportation revenues due to higher volumes and tariff rates at the Express pipeline, as well as higher earnings from increased volumes on the Sand Hills natural gas liquids (NGL) pipeline.

Other

“Other” reported net expense of $18 million in second quarters 2015 and 2014.

Interest Expense

Interest expense was $63 million in second quarter 2015, compared with $62 million in second quarter 2014, reflecting higher long-term debt balances, mostly offset by higher capitalized interest.

Liquidity and Capital Expenditures

Total debt outstanding at Spectra Energy Partners at June 30, 2015, was $6.2 billion. At the end of the quarter there was available liquidity of $2.1 billion. Spectra Energy Partners has $2.2 billion of expansion capital spending planned in 2015.

Excluding reimbursements from noncontrolling interests, Spectra Energy Partners invested approximately $640 million in expansion and maintenance capital projects in the U.S. Transmission and Liquids segments for the six months ended June 30, 2015. Expenditures included approximately $550 million of growth capital and about $90 million of maintenance capital. The company’s estimated maintenance capital for the year is $300 million.

Through its “At the Market” (ATM) equity issuance program, Spectra Energy Partners has received net proceeds of almost $350 million this year.

EXPANSION PROJECT UPDATES

At U.S. Transmission, the Uniontown to Gas City project was placed into service and began delivering gas to the Midwest on August 1, earlier than the planned start date of November 1.

U.S. Transmission remains on track with all the projects it has in execution. The OPEN project will bring incremental Marcellus and Utica supply to southern markets on or before the planned November 2015 in-service date. The AIM project in New England began construction this quarter and is scheduled to be in service in the second half of 2016. The company is also on track with the NEXUS project, which has a scheduled fourth quarter 2017 in-service date. FERC resource reports for NEXUS were completed in June, and the company anticipates filing a formal FERC application later this year. The Lebanon Extension project, which will deliver new natural gas supplies to Midwest markets, moved into execution during the quarter, with secured commercial commitments and an anticipated 2017 in-service date. The Gulf Markets, Loudon, Atlantic Bridge, and Sabal Trail projects are also proceeding well towards their respective in-service dates.

The $3 billion Access Northeast project, under development with Eversource and National Grid, continues to advance. Unlike other projects in the region, which are proposing to serve gas LDC’s in New England, Access Northeast is focused on the New England electric power market. Project customers – including Eversource, National Grid, and Central Maine Power – serve more than 80 percent of the 6.5 million electric customers in the region.

This project will expand the Algonquin and Maritimes & Northeast systems, utilizing their existing footprints.

The company expects the project’s electric power customers to file agreements with their respective public utility commissions soon and anticipates moving Access Northeast into execution later this year or in early 2016, once state regulatory approvals have been received.

Also under development, two Appalachian expansion projects would further connect Marcellus and Utica supply to demand markets. The Greater Philadelphia Expansion and Marcellus to Market projects both received positive responses to open seasons during the quarter and discussions with potential customers are under way.

In the Liquids business, the Red Lake project to expand the reach of Sand Hills to access growing Permian Basin production will go fully into service once DCP’s Zia II plant – which is in the final stages of starting up – comes on line. On the crude oil system, the $135 million Express Enhancement project is currently in execution with an estimated 2016 in-service date.

Longer term, customer interest remains strong in the larger scale crude projects in development. The company continues to expect a late-in-the-decade time frame to secure commitments to advance these projects.

Additional Information

The Spectra Energy Partners Annual Report on Form 10-K for the year ended December 31, 2014, has been filed with the Securities and Exchange Commission and is available for viewing and downloading through Spectra Energy Partners’ website, www.spectraenergypartners.com, under SEC Filings on the Investors/News page. Investors may also request a hard copy of the 10-K, which includes Spectra Energy Partners’ complete audited financial statements, free of charge, by calling (713) 627-4610 or by email to IR-SEP@spectraenergy.com.

Additional information about 2015 earnings can also be obtained via the Spectra Energy Partners’ website.

The analyst call, held jointly with Spectra Energy, is scheduled for today, Wednesday, August 5, 2015, at 8:00 a.m. CT. The webcast will be available via the Investors Section of Spectra Energy’s website or Spectra Energy Partners’ website. The conference call can be accessed by dialing (888) 252-3715 in the United States or Canada or (706) 634-8942 internationally. The conference code is 80785677 or “SE and SEP Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time.

A replay of the call will be available until 5:00 p.m. CT on Tuesday, November 3, 2015, by dialing (800) 585-8367 in the U.S. or Canada, or (404) 537-3406 internationally. The conference ID is 18703265. A replay and transcript also will be available via the Spectra Energy and Spectra Energy Partners websites.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests as a measure to evaluate operations of the company. This measure is a non-GAAP financial measure as it represents net income from controlling interests adjusted for special items. Special items represent certain charges and credits which we believe will not be recurring on a regular basis. We believe that the presentation of ongoing net income provides useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measure for ongoing net income from controlling interests is net income from controlling interests.

The primary performance measure used by us to evaluate segment performance is segment earnings from continuing operations before interest, income taxes, and depreciation and amortization (EBITDA). We consider segment EBITDA, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our segments’ operations before depreciation and amortization without regard to financing methods or capital structures. Our segment EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA in the same manner.

We also use ongoing EBITDA, ongoing segment EBITDA and ongoing Other EBITDA (net expenses) as measures of performance. These measures of performance are non-GAAP financial measures as they represent reported EBITDA, reported segment EBITDA and reported Other EBITDA, adjusted for special items. We believe that the presentation of ongoing EBITDA, ongoing segment EBITDA and ongoing Other EBITDA provide useful information to investors, as they allow investors to more accurately compare a company’s or a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing EBITDA, ongoing segment EBITDA and ongoing Other EBITDA are reported EBITDA, reported segment EBITDA and reported Other EBITDA.

We have also presented Distributable Cash Flow, which is a non-GAAP financial measure. We believe that the presentation of Distributable Cash Flow provides useful information to investors as it represents the cash generation capabilities of the company to support distribution growth. The most directly comparable GAAP measure for Distributable Cash Flow is net income.

The non-GAAP financial measures presented in this press release should not be considered in isolation or as an alternative to financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies because other companies may not calculate these measures in the same manner.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices and interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition, and timing and success of efforts to secure contracts; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2014 Form 10-K, filed on February 27, 2015, and in our other filings made with the Securities and Exchange Commission(SEC), which are available via the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE). SEP is one of the largest pipeline MLPs in the United States and connects growing supply areas to high-demand markets for natural gas, natural gas liquids, and crude oil. These assets include more than 17,000 miles of transmission and gathering pipelines, approximately 170 billion cubic feet of natural gas storage, and approximately 4.8 million barrels of crude oil storage.

Media:	Phil West
(713) 627-4964
(713) 627-4747 (24-hour media line)

Analysts & Investors:	Roni Cappadonna
(713) 627-4778

Spectra Energy Partners, LP

Quarterly Highlights

June 2015

(Unaudited)

(In millions, except per-unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
INCOME
Operating Revenues	$603	$531	$1,209	$1,112
Total Reportable Segment EBITDA	474	371	927	803
Net Income - Controlling Interests	307	215	600	457
EBITDA BY BUSINESS SEGMENT
U.S. Transmission	$396	$320	$785	$694
Liquids	78	51	142	109

Total Reportable Segment EBITDA	474	371	927	803
Other EBITDA	(18)	(18)	(35)	(37)

Total Reportable Segment and Other EBITDA	$456	$353	$892	$766

PARTNERS’ CAPITAL
Declared Cash Distribution per Limited Partner Unit	$0.61375	$0.56625	$1.2150	$1.1225
Weighted Average Units Outstanding
Limited Partner Units	296	286	296	285
General Partner Units	6	6	6	6
DISTRIBUTABLE CASH FLOW
Distributable Cash Flow	$321	$239	$675	$563
CAPITAL AND INVESTMENT EXPENDITURES (a)
Capital expenditures - U.S. Transmission			$593	$405
Capital expenditures - Liquids			11	9
Investment Expenditures
Investment in Sand Hills / Southern Hills / SESH / Penn East			34	30

Total			$638	$444

U.S. TRANSMISSION
Operating Revenues	$509	$454	$1,031	$954
Operating Expenses
Operating, Maintenance and Other	156	160	327	311
Other Income and Expenses	43	26	81	51

EBITDA	$396	$320	$785	$694

LIQUIDS
Operating Revenues	$94	$77	$178	$158
Operating Expenses
Operating, Maintenance and Other	34	34	68	64
Other Income and Expenses	18	8	32	15

EBITDA	$78	$51	$142	$109

Express Pipeline Revenue Receipts, MBbl/d (b)	235	204	242	214
Platte PADD II Deliveries, MBbl/d	172	176	170	171
Canadian Dollar Exchange Rate, Average	1.23	1.09	1.23	1.10

			June 30, 2015	December 31, 2014
Debt			$6,202	$6,092

Actual Units Outstanding			304	301

(a)	Excludes contributions received from noncontrolling interests of $58 million in 2015 and $20 million in 2014 at U.S. Transmission.
(b)	Thousand barrels per day.

Spectra Energy Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Operating Revenues	$603	$531	$1,209	$1,112
Operating Expenses	281	282	576	555

Operating Income	322	249	633	557

Other Income and Expenses	62	35	111	66
Interest Expense	63	62	120	129

Earnings Before Income Taxes	321	222	624	494
Income Tax Expense	5	2	7	28

Net Income	316	220	617	466
Net Income - Noncontrolling Interests	9	5	17	9

Net Income - Controlling Interests	$307	$215	$600	$457

Spectra Energy Partners, LP

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30, 2015	December 31, 2014

ASSETS
Current Assets	$564	$555
Investments and Other Assets	4,826	4,841
Property, Plant and Equipment, net	12,635	12,135
Regulatory Assets and Deferred Debits	285	262

Total Assets	$18,310	$17,793

LIABILITIES AND EQUITY
Current Liabilities	$856	$1,482
Long-term Debt	5,877	5,149
Deferred Credits and Other Liabilities	152	156
Equity	11,425	11,006

Total Liabilities and Equity	$18,310	$17,793

Spectra Energy Partners, LP

Distributable Cash Flow

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Income	$316	$220	$617	$466
Add:
Interest expense	63	62	120	129
Income tax expense	5	2	7	28
Depreciation and amortization	73	70	146	143
Foreign currency (gain) loss	—	(1)	3	—
Less:
Third party interest income	1	—	1	—

EBITDA	456	353	892	766

Add:
Earnings from equity investments	(45)	(29)	(85)	(57)
Distributions from equity investments (a)	70	43	124	80
Non-cash impairment at Ozark Gas Gathering	—	—	9	—
Other	3	4	6	6
Less:
Interest expense	63	62	120	129
Equity AFUDC	16	5	27	9
Net cash paid for income taxes	2	5	7	5
Distributions to non-controlling interests	9	6	16	11
Maintenance capital expenditures (b)	73	54	101	78

Total Distributable Cash Flow	$321	$239	$675	$563

(a)	Excludes $4 million and $117 million of distributions from equity affiliates (SESH $99 million, Sand Hills $14 million, and Southern Hills $4 million) for the six month period ended June, 2015 and 2014, respectively.
(b)	Excludes reimbursable expenditures.

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

June 2015 Quarter-to-date

(Unaudited)

(In millions)

Reported/ Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION

U.S. Transmission	$396
Liquids	78

Total Reportable Segment EBITDA	474

Other	(18)

Total Reportable Segment and other EBITDA	$456

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA	$456
Depreciation and Amortization	(73)
Interest Expense	(63)
Other Income and Expenses	1
Income Tax Expense	(5)

Total Net Income	316

Total Net Income - Noncontrolling Interests	(9)

Total Net Income - Controlling Interests	$307

Spectra Energy Partners, LP

Reported to Ongoing Earnings Reconciliation

June 2014 Quarter-to-date

(Unaudited)

(In millions)

Reported/ Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION

U.S. Transmission	$320
Liquids	51

Total Reportable Segment EBITDA	371

Other	(18)

Total Reportable Segment and other EBITDA	$353

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA	$353
Depreciation and Amortization	(70)
Interest Expense	(62)
Other Income and Expenses	1
Income Tax Expense	(2)

Total Net Income	220

Total Net Income - Noncontrolling Interests	(5)

Total Net Income - Controlling Interests	$215